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                                   EXHIBIT 11
              Statement Regarding Computation of Earnings per Share
                        As of December 31, 1999 and 1998

                                                             Three Month Period          Nine Month Period
                                                             ------------------          -----------------

                                                               1999         1998        1999        1998(1)
                                                               ----         ----        ----        -----
Net Earnings (in thousands)                                 $     205    $     115    $     530    $     254

  Basic earnings per share:
    Weighted average shares outstanding                       859,625      859,625      859,625      859,625

    Less unearned employee stock ownership plan shares        (46,599)     (55,876)     (48,591)     (57,499)

    Less shares repurchased                                  (130,736)     (42,981)     (94,278)     (22,262)

    Average option shares granted                                   0            0            0            0

    Less assumed purchase of shares using treasury method           0            0            0            0
                                                            ---------    ---------    ---------    ---------

  Common and common equivalent shares outstanding             682,290      760,768      716,756      779,864
                                                            ---------    ---------    ---------    ---------

  Earnings per common share - basic                         $    0.30    $    0.15    $    0.74    $    0.33
                                                            ---------    ---------    ---------    ---------

  Diluted earnings per share:
    Weighted average shares outstanding                       859,625      859,625      859,625      859,625

    Less unearned employee stock ownership plan shares        (46,599)     (55,876)     (48,591)     (57,499)

    Less shares repurchased                                  (130,736)     (42,981)     (94,278)     (22,262)

    Average option shares granted(2)                                0            0       35,075       17,538

    Less assumed purchase of shares using treasury method           0            0      (35,075)     (17,538)
                                                            ---------    ---------    ---------    ---------

  Common and common equivalent shares outstanding             682,290      760,768      716,756      779,864
                                                            ---------    ---------    ---------    ---------

  Earnings per common share - diluted                       $    0.30    $    0.15    $    0.74    $    0.33
                                                            ---------    ---------    ---------    ---------
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(1)      See page 8 for Earnings per Share
(2)      Option price exceeds market price